EXHIBIT 99.1

Acquired Brands of Paramount Chemical Specialties, Inc.

Financial Statements

and

Independent Auditors’ Report

As of and for the Year Ended December 31, 2018

and

Unaudited Financial Statements

As of September 30, 2019

and for the Nine Months Ended September 30, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Scott’s Liquid Gold-Inc.

We have audited the accompanying financial statements of Acquired Brands of Paramount Chemical Specialties, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2018 and the related statements of income, changes in parent company investment, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Brands of Paramount Chemical Specialties, Inc. as of December 31, 2018 and the respective changes in its financial position and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Denver, Colorado

December 9, 2019

Acquired Brands of Paramount Chemical Specialties, Inc.

Statements of Income

	Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2019	2018	2018
	(Unaudited)	(Unaudited)
Net sales	$2,384,402	$2,170,970	$2,860,327
Cost of sales	904,995	890,160	1,122,644
Gross Profit	1,479,407	1,280,810	1,737,683

Operating expenses:
Advertising	84,551	72,084	96,257
Selling	576,585	520,432	686,950
General and administrative	318,059	204,843	381,277
Total operating expenses	979,195	797,359	1,164,484

Net income	$500,212	$483,451	$573,199

See accompanying notes to these Financial Statements.

Acquired Brands of Paramount Chemical Specialties, Inc.

Balance Sheets

	September 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,161	$340,993
Accounts receivable, net	350,808	272,782
Inventories, net	306,121	273,538
Other current assets	4,132	14,621
Total current assets	705,222	901,934
Total assets	$705,222	$901,934

Liabilities and Parent Company Investment
Current liabilities:
Accounts payable	$62,908	$62,421
Accrued expenses	20,932	28,343
Total current liabilities	83,840	90,764
Total liabilities	83,840	90,764

Parent company investment:
Parent company net investment in Acquired Brands of Paramount Chemical Specialties, Inc.	621,382	811,170
Total parent company investment	621,382	811,170
Total liabilities and parent company investment	$705,222	$901,934

See accompanying notes to these Financial Statements.

Acquired Brands of Paramount Chemical Specialties, Inc.

Statement of Changes in Parent Company Investment

Parent Company Investment in Acquired Brands of Paramount Chemical Specialties, Inc.
Balance, December 31, 2017	$527,971
Net distribution to parent company	(290,000)
Net income	573,199
Balance, December 31, 2018	811,170
Net distribution to parent company (Unaudited)	(690,000)
Net income (Unaudited)	500,212
Balance, September 30, 2019 (Unaudited)	$621,382

See accompanying notes to these Financial Statements.

Acquired Brands of Paramount Chemical Specialties, Inc.

Statements of Cash Flows

	Nine Months Ended September 30,	For the Year Ended December 31,
	2019	2018
	(Unaudited)
Cash flows from operating activities:
Net income	$500,212	$573,199
Change in operating assets and liabilities:
Accounts receivable	(78,026)	(71,202)
Inventories	(32,583)	94,919
Other assets	10,489	519
Accounts payable and accrued expenses	(6,924)	(30,527)
Total adjustments to net income	(107,044)	(6,291)
Net cash provided by operating activities	393,168	566,908

Cash flows from financing activities:
Net distribution to parent	(690,000)	(290,000)
Net cash used in financing activities	(690,000)	(290,000)

Net (decrease) increase in cash and cash equivalents	(296,832)	276,908

Cash and cash equivalents, beginning of period	340,993	64,085
Cash and cash equivalents, end of period	$44,161	$340,993

See accompanying notes to these Financial Statements.

Acquired Brands of Paramount Chemical Specialties, Inc.

Notes to Financial Statements

(Information as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 is unaudited)

Note 1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Paramount Chemical Specialties, Inc. (“Paramount”) offers deodorizers and dander removers, carpet cleaners, and laundry stain and odor removers, which are used in on carpets, carpet pads, furniture, clothing, and mattresses. Paramount operates in the State of Washington.

Basis of Presentation

The accompanying financial statements are for the portion of the business of Paramount related to the assets acquired on October 1, 2019 by SLG Chemicals, Inc. (“SLG”), a wholly owned subsidiary of Scott’s Liquid Gold-Inc. (the “Company”).  SLG acquired from Paramount all intangible assets, finished goods inventory, and all assets used in connection with the manufacture, sale and distribution of the Kids N Pets, Kids N Pets No No No! and Messy Pet brands (the “Acquired Brands”). These financial statements for the Acquired Brands of Paramount represent substantially all of Paramount’s historical operations prior to the effect of the transaction noted above.

The accompanying financial statements present the statements of financial position of the Acquired Brands of Paramount, and the statements of income and cash flows of the Acquired Brands of Paramount were prepared solely for inclusion in a Form 8-K/A of the Company for purposes of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Transactions between Paramount and the Acquired Brands of Paramount are reflected in the accompanying financial statements as a net contribution or distribution to/from parent as a component of parent company investment.

Use of Estimates

Preparing the financial statements of the Acquired Brands of Paramount in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, costs, and expenses that are reported in the financial statements and accompanying disclosures. As a result, actual results could differ from these estimates.

Cash Equivalents

All highly liquid investments with an initial maturity of three months or less are considered to be cash equivalents.

Inventories Valuation and Reserves

Inventories consists of finished goods and are stated at the lower of cost (first-in, first-out method) or net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any specific products deemed obsolete, damaged and expired. As of September 30, 2019 and December 31, 2018, respectively, there was no reserve established for finished goods inventories.

Financial Instruments

Financial instruments which are potentially subject to concentrations of credit risk include cash equivalents and accounts receivable. As of September 30, 2019, and periodically throughout the year, balances in various operating accounts exceeded federally insured limits. There are no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

The recorded amounts for cash and cash equivalents, receivables, other current assets, accounts payable, and accrued expenses approximate fair value due to the short-term nature of the financial instruments.

Revenue Recognition

Revenue contracts are identified when purchase orders are received and accepted from customers and represent a single performance obligation to sell products to a customer. Net sales reflect the transaction prices for contracts and are reduced by estimated and actual costs incurred related to customer allowances. Sales are recorded based on the assessment of control indicators and are generally recognized when products are delivered to customers.

Customer allowances primarily include early payment incentives, reserves for trade promotions of products to customers, and reserves for returned or damaged products. The costs of customer allowances are estimated using all reasonably available information, including our historical experience and current expectations. Customer allowances are reflected in the transaction price when sales are recorded. We may adjust our estimates based on actual results and consideration of other factors that cause allowances.

An allowance for doubtful accounts is based on an assessment of the credit risk of specific customers and historical trends. As of September 30, 2019 and December 31, 2018, respectively, there was no allowance for doubtful accounts recorded on the balance sheets.

Trade promotions to our customers deducted from gross sales totaled $112,420 and $103,992 for the periods from January 1 through September 30, 2019 and 2018, respectively, and totaled $141,675 for the year ended December 31, 2018.

Operating Costs and Expenses Classification

Cost of sales includes costs associated with purchasing finished goods from third party manufacturers. Freight-out and warehousing costs are classified as selling expenses. Other selling expenses consist primarily of brokerage commissions and other promotional costs. Freight-out and warehousing costs included in selling expenses totaled $380,932 and $339,792 for the periods from January 1 through September 30, 2019 and 2018, respectively, and totaled $452,559 for the year ended December 31, 2018.

General and administrative expenses consist primarily of wages and benefits associated with management and administrative support, business insurance costs, office facility related expenses, and other general support costs.

Advertising Costs

Advertising costs are expensed as they are incurred.

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). This guidance, as amended by subsequent ASUs on the topic, outlines a comprehensive model for determining revenue recognition for contracts with customers, which replaces numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. This guidance implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The new guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts and customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The new guidance is effective for reporting periods beginning after December 15, 2018, and early adoption is permitted. Entities can transition to the new guidance either retrospectively or as a cumulative-effect adjustment as of the date of the adoption. Effective January 1, 2019, Paramount adopted the new guidance on a “full retrospective” basis, which did not have a material impact on the financial statements. As such, prior period financial statements were not recast.

Note 2.	Concentrations of Credit Risk

Paramount provides credit in the normal course of business to customers. Paramount performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which, when realized, have been within the range of management’s expectations. Paramount does not require collateral with regard to extending credit to customers.

During the periods from January 1 through September 30, 2019 and 2018, respectively, and during the year ended December 31, 2018, two customers were significant to Paramount. Net sales to significant customers represented the following percentages of total net sales for each of the following periods:

	Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2019	2018	2018
Significant customers	88.5%	84.9%	86.1%

Outstanding accounts receivable from significant customers represented the following percentages of total accounts receivable as of September 30, 2019 and December 31, 2018, respectively:

	September 30,	December 31,
	2019	2018
Significant customers	85.9%	89.8%

During the period from January 1 through September 30, 2019 and the year ended December 31, 2018, respectively, Paramount utilized one vendor to manufacture all finished goods inventories and one vendor to provide all warehousing, consolidation, and transportation services. Paramount has good relationships with both vendors. The loss of either vendor would not be significant to Paramount, as there are many other providers who would be able to provide similar services.

Note 3.	Commitments and Contingencies

Operating Leases

Paramount has a lease agreement for an office facility with a term of three years. Future minimum annual lease payments are as follows:

2019 (remaining)	$6,984
2020	28,636
2021	4,796
$40,416
Note 4.	Subsequent Events

All subsequent events have been evaluated through the auditors' report date, which is the date the financial statements were available for issuance. With the exception of those of those matters discussed in Note 1, there were no material subsequent events that required recognition or additional disclosure in these financial statements.